UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 26, 2006
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51360 (Commission File Number)	20-2197030 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard Englewood CO 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION/ ITEM 7.01 REGULATION FD DISCLOSURE

     Liberty Global, Inc. (Liberty Global) indirectly owns 100% of Cablecom Luxembourg S.C.A. (Cablecom Luxembourg). Cablecom Luxembourg is the largest cable-based communications provider in Switzerland.

     On April 26, 2006, Cablecom Luxembourg publicly announced in Europe its 2005 full year results by issuing a press release. The full text of that press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

     That attached document is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”

     The attached document refers to “Operating Cash Flow (OCF)” which is a non–GAAP financial measure within the meaning of Regulation G. A reconciliation of OCF to the most directly comparable GAAP financial measure is presented on page 5 of Exhibit 99.1.

     Cablecom Luxembourg defines OCF as revenue less operating and selling general and administrative expenses (excluding depreciation and amortization, stock compensation, and impairment, restructuring and other operating charges or credits).

     OCF is an important metric by which Cablecom Luxembourg’s management evaluates the performance of Cablecom Luxembourg’s business. We believe that investors should have access to this same metric. This non–GAAP financial measure should be considered in addition to results prepared in accordance in GAAP, but should not be considered a substitute for or superior to GAAP results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 26, 2006

LIBERTY GLOBAL, INC.
By:	/s/ Leonard P. Stegman
	Name:	Leonard P. Stegman
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release